UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 10, 2009

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 10, 2009, Entegris, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and certain other underwriters party thereto (collectively, the “Underwriters”), for the sale of 14,000,000 shares of the Company’s common stock at a price to the public of $3.80 per share pursuant to a registration statement on Form S-3 (File No. 333-160212). In addition, the Underwriters have an option to purchase up to an additional 2,100,000 shares of the Company’s common stock on the same terms for 30 days from the date of the Underwriting Agreement, solely to cover over-allotments. The Underwriters have notified the Company of their intent to exercise the full over-allotment option. The offering, including the over-allotment option exercise, is expected to close on September 16, 2009, subject to customary closing conditions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Ropes & Gray, LLP, counsel to the Company, has issued an opinion to the Company, dated September 11, 2009 regarding the legality of the issuance and sale of its common stock in the offering. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, by and among Entegris, Inc. and Citigroup Global Markets Inc., Goldman, Sachs & Co., Craig Hallum Capital Group LLC, ABN AMRO Incorporated and PNC Capital Markets LLC, dated September 10, 2009

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: September 15, 2009	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel